UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 22, 2005

SERACARE LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

California	0-33045	33-0056054
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1935 Avenida del Oro, Suite F Oceanside, CA	92056
(Address of principal executive offices)	(Zip Code)

(760) 806-8922

Registrant’s telephone number, including area code

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 7, 2005, Tim Hart resigned in his capacity as the Chief Financial Officer of SeraCare Life Sciences, Inc. (the “Company”). In connection with his resignation, the Company and Mr. Hart entered into a Resignation and General Release Agreement, dated February 22, 2005 (the “Resignation Agreement”).

The following summary of the Resignation Agreement is qualified in its entirety by reference to the text of the Resignation Agreement, a copy of which is filed as Exhibit 10.1 to this report and hereby incorporated by this reference.

Under the terms of the Resignation Agreement, the Company has agreed to make a one-time payment of $20,000 to Mr. Hart and Mr. Hart has agreed to a general release in favor of the Company. The Resignation Agreement also provides that Mr. Hart will continue to vest in that certain option dated June 4, 2003 to purchase 20,000 shares of the Company’s common stock at a price of $4.05 per share, which cliff vests at the end of business on June 3, 2006, but will forfeit that certain option dated October 28, 2003 to purchase 20,000 shares of the Company’s common stock at a price of $8.19 per share, which cliff vests at the end of business on October 27, 2006. Under the terms of the Resignation Agreement, Mr. Hart has seven days from the date he signed the agreement to revoke it.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

The exhibit to this Current Report is listed in the Exhibit Index set forth elsewhere herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2005	SERACARE LIFE SCIENCES, INC.

/s/ Michael F. Crowley, Jr.
Michael F. Crowley, Jr.,
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Resignation Agreement, dated February 22, 2005, between SeraCare Life Sciences, Inc. and Tim T. Hart.